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                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event Reported) April 28, 1994
                                                         --------------




                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

                 Information contained in a News Release dated
April 28, 1994, is incorporated herein by reference.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            The Columbia Gas System, Inc
                                            ----------------------------
                                                    (Registrant)




                                            By     /s/ R. E. Lowe
                                               --------------------------
                                                       R. E. Lowe
                                                    Vice President &
                                                       Controller

Date:  April 28, 1994
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Contacts:        Media -  W. R. McLaughlin (302) 429-5443
                 H. W. Chaddock (302) 429-5261
         Analysts -                  T. L. Hughes (302) 429-5363
                 K. P. Murphy (302) 429-5471


FOR RELEASE AFTER 1:00 P.M.                                      April 28, 1994



                    COLUMBIA GAS CHAIRMAN TELLS SHAREHOLDERS
              STRONG FINANCIAL RESULTS POINT TO "DYNAMIC" COMPANY


                 WILMINGTON, DEL. -- Chairman John H. Croom told shareholders attending the annual meeting of The Columbia Gas System, Inc. (NYSE:CG) here today that the company's 1993 financial results and projected earnings for the first quarter of 1994 are more indicative of a "dynamic company in a dynamic industry" than of a company in Chapter 11.

                 At the meeting, the company projected strong first quarter earnings of $135 million, or $2.66 per share, only slightly below the $140 million, or $2.77 per share, the System reported for the first quarter of 1993. Columbia's annual income for 1993 was $152.2 million, a 197 percent increase over 1992. Final first quarter results will be released within the next two weeks.

                 "Tremendous change has occurred throughout the gas industry," Croom said. "Columbia has also changed." He attributed Columbia's strong financial position to the ability of its various business segments to adjust their operations and take advantage of opportunities now available in the fast-paced and competitive gas industry created by new federal regulations.

                 The Columbia Gas System, Inc., and its principal pipeline subsidiary, Columbia Gas Transmission Corp., have been operating as debtors in possession since July 31, 1991.

                 Croom said that Columbia Gas Transmission is preparing amendments to the plan of reorganization it filed in January and anticipates submitting them to the bankruptcy court within the next few weeks.

                 He said that while numerous discussions with producer creditors have not resulted in mutual agreement, they have confirmed a serious desire on the part of a large number of producers to achieve settlement, narrowed the gap between Columbia Transmission's and the producers' estimation of the value of the producers' contract rejection claims and helped





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Columbia Transmission to formulate meaningful and reasonable settlement levels and other appropriate changes that can be incorporated in its proposed reorganization plan.

                 He noted that work is continuing on the parent company's plan of reorganization, which will be filed subsequent to Columbia Transmission's amended plan.

                 Croom stressed that even if Columbia Transmission's amended plan is filed in the next few weeks, followed shortly by the parent company's plan, "it is unlikely that the bankruptcy process can be concluded before the end of the year."

                 Croom said that Columbia is dedicating all necessary resources to completing the bankruptcy process as soon as practical. He stressed, however, that the company is steadfast in its commitment not to allow delaying tactics on the part of some producer creditors to force it into accepting a settlement that would be adverse to the company's future operations and to its investors. Croom said: "We would prefer to work with the producer creditors and reach accord on a plan that would be fair and equitable to all parties and provide payments sooner rather than later. If this is not possible, we are prepared to litigate. We remain confident that our legal positions as to the fair size of damages for rejected producer contracts and other legal issues are sound and can be successfully asserted and concluded."


                                EARNINGS OUTLOOK

                 Chief Financial Officer Michael W. O'Donnell said the first quarter earnings outlook reflects continued strong operational results from all segments of the business and the net effect of colder weather, lower oil prices and higher operating expenses.

                 O'Donnell said that net income from operations, adjusted for unusual and bankruptcy-related items, was approximately $93 million this quarter, about $1 million below last year. He pointed out that the two quarters are among the best Columbia Gas has ever experienced. The major adjustment in both periods is the reductions for interest expenses on pre-petition debt obligations that were not recorded. These amounted to $36 million and $38 million after tax in 1994 and 1993 respectively.

                 O'Donnell said the transmission segment's operating income is expected to be relatively unchanged at $86 million. Both periods were affected by unusual items. Although the





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results reflect a 35 percent increase in total throughput volumes due to colder weather, this had little effect on operating income under Columbia Transmission's current rate design.

                 O'Donnell said that estimated first quarter operating income of $112 million for Columbia's distribution segment reflects only a modest $1 million increase over 1993. The favorable impact of weather that was 10 percent colder than last year was mostly offset by higher operating expenses. He noted that timely recovery of operating costs through rates continues to be a concern that distribution company managements are addressing with state regulatory commissions.

                 Oil and gas operating income for the first quarter is expected to be $12 million, $8 million below 1993, due largely to reduced gas production and lower oil prices that were only partially offset by higher gas prices.

                 Operating income for the other energy segment is expected to more than double, improving to $12 million from about $5 million last year. This is principally due to higher margins and sales for propane operations and increased gas marketing activities.